UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2020

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	WSTG	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2020 (the “Effective Date”), the Board of Directors (“Board”) of Wayside Technology Group, Inc. (the “Company”) promoted Dale Foster to Chief Executive Officer of the Company and appointed him as a director of the Company.

Mr. Foster, age 55, has served as President of Lifeboat Distribution, Inc., a subsidiary of the Company, since July 2019.  Mr. Foster joined the Company in January 2018 as Executive Vice President of the Company and served in that position until July 2019. From November 2012 until he joined the Company, Mr. Foster served as Executive Director and General Manager of the emerging vendor division of Promark Technology Inc. (“Promark”),  which operated as a subsidiary of Ingram Micro Inc. From 1997 until Promark was acquired by Ingram Micro Inc. in 2012, he served as President and Chief Executive Officer of Promark, a value-added distributor with the core focus of distributing data storage and virtualization solutions.  Mr. Foster received his bachelor’s degree in Electrical Engineering from Rochester Institute of Technology.

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Foster. Mr. Foster will receive a base salary of $325,000 per annum, subject to increase at the discretion of the Board, or a committee thereof. Additionally, he will be eligible to participate in any and all standard benefit plans, programs and policies of the Company.

The term of the Employment Agreement commenced on the Effective Date, shall continue until the first anniversary of the Effective Date, and shall thereafter automatically renew for successive additional one-year periods unless terminated by either the Company or Mr. Foster with 30 days’ notice prior to the end of the then-current term.

Mr. Foster will be eligible to earn a cash bonus and equity compensation in the amounts consistent with the annual compensation plan as adopted by the Compensation Committee of the Board.

In the event of any termination of the Employment Agreement for any reason, the Company shall pay Mr. Foster within 30 days of such termination: (i) accrued and unpaid base salary; (ii) any unreimbursed expenses payable; (iii) any amounts payable under any of the benefit plans of the Company in which Mr. Foster was a participant in; and (iv) any accrued but unpaid bonus for any calendar year completed as of the termination date (collectively, the “Standard Termination Benefits”).

If Mr. Foster’s employment terminates upon mutual agreement, by the Company for Cause (as defined in the Employment Agreement), on account of his death, disability, or by Mr. Foster without Good Reason (as defined in the Employment Agreement), the Company will make no further payments to Mr. Foster other than the Standard Termination Benefits.

If Mr. Foster’s employment terminates by the Company without Cause or by Mr. Foster for Good Reason, and if Mr. Foster complies with the other provisions in the Employment Agreement, Mr. Foster will receive, in addition to the Standard Termination Benefits, (i) an amount equal to his then current base salary for twelve months (the “Severance Period”) paid in accordance with the Company’s standard payroll practices, (ii) if elected, reimbursement for continuation premiums under COBRA during the Severance Period, (iii) if the effective date for such termination of employment is on or after July 1st during any calendar year, a cash payment equal to (A) the cash bonus paid to Mr. Foster for the calendar year prior to the date of termination, multiplied by (B) a fraction, the numerator of which is the number of days during such calendar year that Mr. Foster was employed by the Company, and the denominator of which is 365 ((i), (ii) and (iii), collectively, the “Severance Benefits”). The Severance Benefits will be paid in a lump sum on the 60th day following Mr. Foster’s Separation from Service (as defined in the Employment Agreement).

During the term of Mr. Foster’s employment, if upon a Change in Control (as defined in the Employment Agreement) or within 12 months following a Change in Control, Mr. Foster’s employment terminates, either (i) by the Company without Cause, or (ii) by Mr. Foster for Good Reason, and if Mr. Foster complies with the other provisions in the Employment Agreement, Mr. Foster will receive, in addition to the Standard Termination Benefits, (A) the Severance Benefits, and (B) an amount in cash equal to the cash bonus paid to Mr. Foster for the year immediately prior to the year in which the termination in the event of Change in Control occurs ((A) and (B) together, “Change in Control Payments”). The Change in Control Payments will be paid in a lump sum on the 60th day following Mr. Foster’s Separation from Service.

The Employment Agreement also contains customary confidentiality provisions, as well as non-solicitation and non-competition provisions that extend for up to one-year following Mr. Foster’s employment with the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between Mr. Foster and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Foster and any other person pursuant to which he was selected as Chief Executive Officer or as a director of the Company. Mr. Foster does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 16, 2020, in connection with his appointment as Chief Executive Officer,  Mr. Foster received a restricted stock grant of 20,000 shares that shall be subject to vesting in 16 quarterly installments and other conditions in accordance with the 2012 Stock-Based Compensation Plan.

Item 9.01     Financial Statements and Exhibits.

(d)        Exhibits:

10.1      Employment Agreement, dated January 15, 2020, between Wayside Technology Group, Inc. and Dale Foster.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date: January 17, 2020	By:	/s/ Michael Vesey
Michael Vesey, Vice President and
Chief Financial Officer

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